EXHIBIT 23.2

INDEPENDENT RESERVOIR ENGINEERS AND GEOLOGISTS CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-41035, No. 333-101084 and No. 333-101085 on Form S-8, of Prima Energy Corporation of our reports dated February 23, 2004, February 24, 2004, February 25, 2004, and February 27, 2004 appearing in this Annual Report on Form 10-K of Prima Energy Corporation for the year ended December 31, 2003.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Fredrick D. Sewell
Fredrick D. Sewell
Chairman and Chief Executive Officer

Dallas, Texas
March 11, 2004